Exhibit 99.1

U.S. Patent Trial and Appeal Board Affirms Lomitapide Patents with Favorable IPR Decisions

Vancouver, British Columbia & Cambridge, MA, March 7, 2017 — Novelion Therapeutics Inc. (NASDAQ: NVLN) (TSX: NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases, today announced that the United States Patent Trial and Appeal Board (PTAB) issued a written decision in an Inter Partes Review proceeding affirming the patentability of all claims on U.S. 7,932,268 and U.S. 8,618,135 lomitapide dosage regimen patents.

“We believe we set forth a strong argument, supported by expert opinions, that the step-wise titration of lomitapide claimed in the patents was not obvious, and we are pleased with the PTAB’s decision to uphold these patents,” said Mary Szela, chief executive officer of Novelion Therapeutics. “We believe we have a strong intellectual property portfolio for lomitapide in the U.S., which includes a composition of matter patent that expires in February 2020 and dosage regimen patents that potentially extend our exclusivity through mid-2027.”

Of the two patents that were under review, U.S. 8,618,135 provides the potential for exclusivity until March 2025 and U.S. 7,932,268 provides the potential for exclusivity until August 2027.

About Novelion Therapeutics

Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc. (Aegerion), which includes MYALEPT® and JUXTAPID®, and is also developing zuretinol acetate for the potential treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes.  The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Novelion and constitute “forward-looking information” within the meaning of applicable Canadian securities laws, including statements regarding the potential terms of exclusivity and the strength of our intellectual property portfolio. Forward-looking statements are based on estimates and assumptions regarding, for example, future competitive conditions and market acceptance of our products, expectations for the period of exclusivity our patent portfolio may provide and the ability of our patents to withstand future challenges, each made by Novelion in light of current conditions and expected future developments, as well as other factors that Novelion believes are appropriate in the circumstances.  These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the risk that future challenges to our lomitapide patents in IPR proceedings or otherwise, including through an Abbreviated New Drug Application that could have been filed with the FDA to market a generic of lomitapide as of December 21, 2016, may prove successful; and the risk that Aegerion’s patent portfolios and marketing and data exclusivity for lomitapide may not be as strong as we anticipate.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 4, 2016, Novelion’s Annual Report on Form 10-K filed on February 25, 2016 (and amended on April 29, 2016) and Quarterly Report on Form 10-Q filed on November 1, 2016 and each company’s other public filings with the U.S. Securities and Exchange Commission (SEC), available on the SEC’s website at www.sec.gov. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications

Novelion Therapeutics

857-242-5024

amanda.murphy@novelion.com